Exhibit 99.1

Earnings Release & Supplemental Information — Unaudited
June 30, 2012

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-viii	Dispositions and Acquisitions	22
Summary Description	1	Construction, Redevelopment, Wholesale Data Center, Land Held
Equity Research Coverage	2	& Pre-Construction Summary	23
Selected Financial Summary Data	3	Summary of Construction Projects	24
Selected Portfolio Data	4	Summary of Redevelopment Projects	25
		Wholesale Data Center	26
FINANCIAL STATEMENTS:	Section II	Summary of Land Held and Pre-Construction	27
Quarterly Consolidated Balance Sheets	5
Consolidated Statements of FFO	6-7	CAPITALIZATION:	Section V
Consolidated Statements of Operations	8-9	Quarterly Common Equity Analysis	28
Consolidated Reconciliations of AFFO	10	Quarterly Preferred Equity and Total Market Capitalization Analysis	29
		Dividend Analysis	30
PORTFOLIO INFORMATION:	Section III	Debt Analysis	31-32
Consolidated Office Properties by Region	11	Debt Maturity Schedule	33
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Consolidated Joint Ventures	34
Real Estate Revenues & NOI from Real Estate Operations by Segment	13	Unconsolidated Joint Venture	35
Consolidated Office Occupancy Rates by Region by Quarter	14
Same Office Properties Average Occupancy Rates by Region	15	RECONCILIATIONS & DEFINITIONS:	Section VI
Same Office Property Real Estate Revenues & NOI by Region	16	Supplementary Reconciliations of Non-GAAP Measures	36-37
Unstabilized Office Properties	17	Definitions	38-42
Office Leasing for the Quarter Ended	18-19
Office Lease Expiration Analysis	20
Top 20 Office Tenants	21

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS SECOND QUARTER 2012 RESULTS

COLUMBIA, MD July 26, 2012 - Corporate Office Properties Trust (COPT) (NYSE: OFC), an office real estate investment trust (REIT) that focuses primarily on serving the specialized requirements of U.S. Government and Defense Information Technology tenants, announced financial and operating results for the second quarter ended June 30, 2012.

"We have made significant progress toward achieving our portfolio-level, operational, and balance sheet objectives," stated Roger A. Waesche, Jr., President and Chief Executive Officer. "Year to date, we are ahead of plan on selling non-strategic properties, are on-plan with regard to leasing, and were pleased with the execution of our Series L Preferred stock offering in late June," he added.

Results:
Diluted earnings per share (EPS) was $0.09 for the quarter ended June 30, 2012 as compared to an EPS loss of ($0.42) in the second quarter of 2011. Diluted funds from operations per share (FFOPS), as adjusted for comparability, was $0.54 for the second quarter ended June 30, 2012, which represented a 5% decrease from the $0.57 reported for the second quarter of 2011. Adjustments for comparability encompass items such as acquisition costs, impairments and gains on non-operating properties, gains (losses) on early extinguishment of debt and derivative losses. Please refer to the reconciliation tables that appear later in this press release. Per NAREIT's definition, FFOPS for the second quarter of 2012 was $0.54 versus $0.44 reported in the second quarter of 2011.

Operating Performance:
Portfolio Summary - At June 30, 2012, the Company's consolidated portfolio of 228 operating office properties totaled 19.8 million square feet. The weighted average remaining lease term for the portfolio was 4.6 years and the average rental rate (including tenant reimbursements) was $27.13 per square foot. The Company's consolidated portfolio was 87% occupied and 89% leased as of June 30, 2012, up 40 basis points, respectively, from March 31, 2012 levels.

Same Office Performance - The Company's same office portfolio excludes properties identified for eventual disposal as part of the Company's Strategic Reallocation Plan. For the quarter ended June 30, 2012, COPT's same office portfolio represents 78% of the rentable square feet of the portfolio and consists of 164 properties. The Company's same office portfolio occupancy was 89.7% at the end of the second quarter of 2012, up 30 basis points from the end of the first quarter 2012.

Including and excluding gross lease termination fees, the Company's same office property cash NOI for the second quarter ended June 30, 2012 increased 5%, as compared to the second quarter ended 2011.

Leasing - COPT leased a total of 726,000 square feet during the quarter ended June 30, 2012, which included 94,000 square feet of development leasing. During this same period, the Company's renewal rate was 63.4%. For the quarter ended June 30, 2012, total rent on renewed space decreased 3.7% as measured from the straight-line rent in effect preceding the renewal date; on a cash basis, renewal rents decreased 8.1%.

i

Investment Activity:
Construction - At June 30, 2012, the Company had eight office properties totaling 988,000 square feet under construction for a total projected cost of $238.3 million, of which $156.2 million had been incurred. As of the same date, COPT had one property under redevelopment for an anticipated total cost of $21.4 million, of which $19.8 million had been spent.

Dispositions - In the second quarter of 2012, COPT sold three stabilized properties and adjacent land for $75.5 million. The stabilized buildings contained a total of 471,000 square feet and were 90% leased at the time of sale.

Capital Transactions:
In June, the Company issued $172.5 million dollars of Series L preferred shares with a 7.375% annual dividend. The Company used the proceeds to pay down its line of credit and, subsequent to the end of the quarter, announced its intent to redeem all $55 million of its outstanding Series G preferred shares, which pay an 8% annual dividend.

Balance Sheet and Financial Flexibility:
As of June 30, 2012, the Company had a total market capitalization of $4.4 billion, with $2.2 billion in debt outstanding, equating to a 50% debt-to-total market capitalization ratio. Also, the Company's weighted average interest rate was 4.3% for the quarter ended June 30, 2012 and 77% of the Company's debt was subject to fixed interest rates, including the effect of interest rate swaps.

For the second quarter 2012, the Company's adjusted EBITDA to interest expense coverage ratio was 3.15x, and the adjusted EBITDA fixed charge coverage ratio was 2.65x. Adjusting for construction in progress, the Company's adjusted debt-to-adjusted EBITDA ratio was 6.33x for the three months ended June 30, 2012.

2012 FFO Guidance:
Management is revising its previously issued guidance for 2012 FFOPS from $2.02 to $2.18 to $2.02 to $2.08, and is issuing third quarter 2012 FFOPS guidance of $0.47 to $0.50. A reconciliation of projected diluted EPS to projected FFOPS for the quarter ending September 30, 2012 and the year ending December 31, 2012 is provided, as follows:

	Quarter Ending		Year Ending
	September 30, 2012		December 31, 2012
	Low	High	Low	High
FFOPS, as adjusted for comparability	$0.47	$0.50	$2.02	$2.08
Net gains on early extinguishment of debt	0.01	0.01	0.01	0.01
Issuance costs on redeemed preferred shares	(0.03)	(0.03)	(0.03)	(0.03)
FFOPS, NAREIT definition	0.45	0.48	2.00	2.06
Real estate depreciation and amortization	(0.42)	(0.42)	(1.67)	(1.67)
Impairments and exit costs on previously depreciated properties	(0.03)	(0.03)	(0.22)	(0.22)
Gains on sales of previously depreciated properties	0.21	0.21	0.26	0.26
EPS	$0.21	$0.24	$0.37	$0.43

Conference Call Information:
Management will discuss second quarter 2012 earnings results, as well as its 2012 guidance, on its conference call today at 11:00 a.m. Eastern Time, details of which are listed below:

Conference Call Date:     Thursday, July 26, 2012

Time:     11:00 a.m. Eastern Time

Telephone Number:    (within the U.S.)    888-679-8033

Telephone Number: (outside the U.S.)    617-213-4846

Passcode:    56197159

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PAVMDVEGC

You may also pre-register in the Investor Relations section of the Company's website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, July 26 at 3:00 p.m. Eastern Time through Thursday, August 9 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 58125347. To access the replay outside the United States, please call 617-801-6888 and use passcode 58125347.

The conference calls will also be available via live webcast in the Investor Relations section of the Company's website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company's website.

Company Information:
COPT is an office REIT that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of June 30, 2012, the Company's consolidated portfolio consisted of 228 office properties totaling 19.8 million rentable square feet. The Company's portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information:
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company's current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

•	adverse changes in the real estate markets including, among other things, increased competition with other companies;

•	governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by strategic tenants;

•	the Company's ability to sell properties included in its Strategic Reallocation Plan;

•	the Company's ability to borrow on favorable terms;

•
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•
risks of investing through joint venture structures, including risks that the Company's joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company's objectives;

•	changes in the Company's plans or views of market economic conditions or failure to obtain development rights, any of which could result in recognition of impairment losses;

•	the Company's ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•	the dilutive effect of issuing additional common shares; and

•	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company's filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Reconciliations:
Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables, below. Please refer to the information furnished with our Form 8-K on our website (www.copt.com) for definitions of these non-GAAP measures and other terms used in this press release.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Real estate revenues	$116,391	$109,019	$232,467	$219,537
Construction contract and other service revenues	16,995	28,097	38,529	49,125
Total revenues	133,386	137,116	270,996	268,662
Expenses
Property operating expenses	42,384	40,450	87,301	84,985
Depreciation and amortization associated with real estate operations	29,853	28,171	59,172	56,244
Construction contract and other service expenses	16,285	26,909	36,892	47,527
Impairment losses (recoveries)	—	20,183	(2,303)	47,925
General and administrative expenses	7,742	6,320	14,759	13,097
Business development expenses and land carry costs	1,298	1,349	2,874	2,571
Total operating expenses	97,562	123,382	198,695	252,349
Operating income	35,824	13,734	72,301	16,313
Interest expense	(24,747)	(25,595)	(49,667)	(51,263)
Interest and other income	840	2,756	2,057	3,924
Loss on early extinguishment of debt	(169)	(25)	(169)	(25)
Income (loss) from continuing operations before equity in loss of unconsolidated entities and income taxes	11,748	(9,130)	24,522	(31,051)
Equity in loss of unconsolidated entities	(187)	(94)	(276)	(64)
Income tax (expense) benefit	(17)	5,042	(4,190)	5,586
Income (loss) from continuing operations	11,544	(4,182)	20,056	(25,529)
Discontinued operations	296	(21,852)	(1,239)	(21,772)
Income (loss) before gain on sales of real estate	11,840	(26,034)	18,817	(47,301)
Gain on sales of real estate, net of income taxes	21	27	21	2,728
Net income (loss)	11,861	(26,007)	18,838	(44,573)
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(390)	1,887	(549)	3,366
Preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
Other consolidated entities	(552)	61	(528)	(477)
Net income (loss) attributable to COPT	10,754	(24,224)	17,431	(42,014)
Preferred share dividends	(4,167)	(4,026)	(8,192)	(8,051)
Net income (loss) attributable to COPT common shareholders	$6,587	$(28,250)	$9,239	$(50,065)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to common shareholders	$6,587	$(28,250)	$9,239	$(50,065)
Dilutive effect of common units in the Operating Partnership	—	(1,887)	—	(3,366)
Amount allocable to restricted shares	(105)	(237)	(246)	(519)
Numerator for diluted EPS	$6,482	$(30,374)	$8,993	$(53,950)

Denominator:
Weighted average common shares - basic	71,624	68,446	71,541	67,399
Dilutive effect of common units in the Operating Partnership	—	4,382	—	4,389
Dilutive effect of share-based compensation awards	25	—	35	—
Weighted average common shares - diluted	71,649	72,828	71,576	71,788
Diluted EPS	$0.09	$(0.42)	$0.13	$(0.75)

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

For the Three Months Ended June 30,	For the Six Months Ended June 30,
2012	2011	2012	2011
Net income (loss)	$11,861	$(26,007)	$18,838	$(44,573)
Real estate-related depreciation and amortization	31,666	32,049	62,753	65,069
Impairment losses on previously depreciated operating properties	2,354	31,031	14,187	31,031
Depreciation and amortization on unconsolidated real estate entities	119	115	233	234
Gain on sales of previously depreciated operating properties, net of income taxes	115	(150)	(4,023)	(150)
Funds from operations (“FFO”)	46,115	37,038	91,988	51,611
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
Noncontrolling interests - other consolidated entities	(552)	61	(528)	(477)
Preferred share dividends	(4,167)	(4,026)	(8,192)	(8,051)
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	132	(225)	(152)	(290)
Basic and diluted FFO allocable to restricted shares	(220)	(237)	(514)	(519)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	41,143	32,446	82,272	41,944
Operating property acquisition costs	7	52	7	75
Gain on sales of non-operating properties, net of income taxes	(33)	(16)	(33)	(2,717)
Impairment losses (recoveries) on other properties	—	13,574	(5,246)	41,316
Income tax expense on impairment recoveries on other properties	—	(4,598)	4,642	(4,598)
Loss on early extinguishment of debt	171	25	171	25
Diluted FFO available to common share and common unit holders, as adjusted for comparability	41,288	41,483	81,813	76,045
Straight line rent adjustments	(1,857)	(2,611)	(4,036)	(6,523)
Amortization of acquisition intangibles included in net operating income	218	227	408	388
Share-based compensation, net of amounts capitalized	3,157	2,638	6,559	5,397
Amortization of deferred financing costs	1,597	1,702	3,169	3,461
Amortization of net debt discounts, net of amounts capitalized	682	1,464	1,345	2,862
Amortization of settled debt hedges	15	15	31	31
Recurring capital expenditures on properties not in disposition plans	(6,074)	(10,274)	(7,949)	(18,250)
Diluted adjusted funds from operations available to common share and common unit holders, excluding recurring capital expenditures on properties sold or in disposition plans	39,026	34,644	81,340	63,411
Recurring capital expenditures on properties sold or in disposition plans	(2,433)	(4,639)	(3,981)	(11,007)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$36,593	$30,005	$77,359	$52,404
Diluted FFO per share	$0.54	$0.44	$1.08	$0.58
Diluted FFO per share, as adjusted for comparability	$0.54	$0.57	$1.08	$1.06
Dividends/distributions per common share/unit	$0.2750	$0.4125	$0.5500	$0.8250
Payout ratios
Diluted FFO	51.0%	96.9%	51.0%	145.3%
Diluted FFO, as adjusted for comparability	50.8%	75.8%	51.3%	80.2%
Diluted AFFO, excluding recurring capital expenditures on properties sold or in disposition plans	53.8%	90.8%	51.6%	96.1%
Adjusted EBITDA interest coverage ratio	3.15	x	3.09x	3.18x	3.00x
Adjusted EBITDA fixed charge coverage ratio	2.65x	2.62x	2.68x	2.55x
Debt to Adjusted EBITDA ratio (1)	7.66x	7.87x	7.47x	8.08x
Adjusted debt to Adjusted EBITDA ratio (2)	6.33x	6.39x	6.17x	6.57x
Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	71,649	72,828	71,576	71,788
Weighted average common units	4,255	—	4,267	—
Anti-dilutive EPS effect of share-based compensation awards	—	151	—	205
Denominator for diluted FFO per share	75,904	72,979	75,843	71,993
(1)    Represents debt as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(2)	Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2012	December 31, 2011
Balance Sheet Data
Properties, net of accumulated depreciation	$3,232,592	$3,352,975
Total assets	3,715,075	3,867,524
Debt, net	2,191,851	2,426,303
Total liabilities	2,361,726	2,649,459
Equity	1,353,349	1,218,065
Debt to adjusted book	50.8%	54.6%
Debt to total market capitalization	50.0%	56.8%

Consolidated Property Data (as of period end)
Number of operating properties	228	238
Total net rentable square feet owned (in thousands)	19,787	20,514
Occupancy	87.4%	86.2%

Reconciliation of total assets to denominator for debt to adjusted book
Denominator for debt to total assets	$3,715,075	$3,867,524
Accumulated depreciation on real estate assets	562,345	559,679
Accumulated depreciation included in assets held for sale	34,234	17,922
Denominator for debt to adjusted book	$4,311,654	$4,445,125

Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Properties not sold or in disposition plans
Tenant improvements and incentives on operating properties	$2,663	$7,752	$3,329	$15,187
Building improvements on operating properties	1,296	2,138	2,167	3,082
Leasing costs for operating properties	2,863	2,492	4,162	5,093
Less: Nonrecurring tenant improvements and incentives on operating properties	(97)	(866)	(658)	(3,077)
Less: Nonrecurring building improvements on operating properties	(572)	(920)	(979)	(1,119)
Less: Nonrecurring leasing costs for operating properties	(79)	(347)	(79)	(963)
Add: Recurring capital expenditures on operating properties held through joint ventures	—	25	7	47
Recurring capital expenditures on properties not sold or in disposition plans	$6,074	$10,274	$7,949	$18,250

Properties sold or in disposition plans
Tenant improvements and incentives on operating properties	$1,827	$3,364	$2,757	$9,199
Building improvements on operating properties	459	288	1,282	1,334
Leasing costs for operating properties	392	896	534	1,031
Less: Nonrecurring tenant improvements and incentives on operating properties	(7)	(9)	(165)	(246)
Less: Nonrecurring building improvements on operating properties	(229)	100	(418)	(311)
Less: Nonrecurring leasing costs for operating properties	(9)	—	(9)	—
Recurring capital expenditures on properties sold or in disposition plans	$2,433	$4,639	$3,981	$11,007

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$19,809	$29,632	$39,628	$57,336
Common unit distributions	1,168	1,808	2,341	3,617
Dividends and distributions for payout ratios	$20,977	$31,440	$41,969	$60,953
Reconciliation of FFO to FFO, as adjusted for comparability
FFO	$46,115	$37,038	$91,988	$51,611
Gain on sales of non-operating properties, net of income taxes	(33)	(16)	(33)	(2,717)
Impairment losses (recoveries) on non-operating properties, net of associated tax	—	8,976	(604)	36,718
Operating property acquisition costs	7	52	7	75
Loss on early extinguishment of debt	171	25	171	25
FFO, as adjusted for comparability	$46,260	$46,075	$91,529	$85,712
Reconciliation of GAAP net (loss) income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net income (loss)	$11,861	$(26,007)	$18,838	$(44,573)
Interest expense on continuing operations	24,747	25,595	49,667	51,263
Interest expense on discontinued operations	228	1,235	983	2,495
Income tax expense (benefit)	17	(5,042)	4,190	(5,586)
Real estate-related depreciation and amortization	31,666	32,049	62,753	65,069
Depreciation of furniture, fixtures and equipment	629	623	1,247	1,248
Impairment losses	2,354	44,605	8,941	72,347
Adjusted EBITDA	$71,502	$73,058	$146,619	$142,263
Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$24,747	$25,595	$49,667	$51,263
Interest expense from discontinued operations	228	1,235	983	2,495
Less: Amortization of deferred financing costs	(1,597)	(1,702)	(3,169)	(3,461)
Less: Amortization of net debt discount, net of amounts capitalized	(682)	(1,464)	(1,345)	(2,862)
Denominator for interest coverage-Adjusted EBITDA	22,696	23,664	46,136	47,435
Preferred share dividends	4,167	4,026	8,192	8,051
Preferred unit distributions	165	165	330	330
Denominator for fixed charge coverage-Adjusted EBITDA	$27,028	$27,855	$54,658	$55,816
Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$64,424	$62,303	$127,352	$122,309
Less: Straight-line rent adjustments	(942)	(2,060)	(2,821)	(5,589)
Less: Amortization of deferred market rental revenue	(97)	(32)	(196)	(132)
Add: Amortization of above-market cost arrangements	371	434	724	868
Same office property cash net operating income	63,756	60,645	125,059	117,456
Less: Lease termination fees, gross	(164)	(175)	(698)	(313)
Same office property cash net operating income, excluding gross lease termination fees	$63,592	$60,470	$124,361	$117,143
Reconciliation of debt, net to denominator for adjusted debt to Adjusted EBITDA ratio
Debt, net	$2,191,851	$2,299,416
Less: Construction in progress	(380,879)	(407,674)
Less: Construction in progress on assets held for sale	(1,220)	(22,934)
Denominator for adjusted debt to adjusted EBITDA ratio	$1,809,752	$1,868,808

Corporate Office Properties Trust
Summary Description

The Company — Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). As of June 30, 2012, COPT derived 60% of its annualized rental revenue from properties occupied primarily by tenants in the U.S. Government and/or defense information technology (“Defense IT”) sectors and 83% of the Company’s square footage was located in the Greater Washington/Baltimore region. At June 30, 2012, COPT’s operating portfolio of 228 office properties encompassed 19.8 million square feet and was 89.3% leased. As of the same date, COPT also owned one wholesale data center that was 17% leased.

Corporate Strategy — Through acquisitions and development activities, COPT has assembled a portfolio of Class A office parks located adjacent to knowledge-based defense installations (rather than weapons production-oriented bases) that are executing programs deemed critical to current and future national security efforts. COPT also owns dedicated data centers that serve the specialized requirements of our government and Defense IT tenants and a wholesale data center.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.krewson@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, IR Specialist
Stephen E. Riffee, EVP & CFO	443-285-5452, michelle.layne@copt.com

Disclosure Statement — This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to sell properties included in our Strategic Reallocation Plan; our ability to borrow on favorable terms; risks of real estate acquisition or development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development and operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Michael Bilerman	212-816-1383	michael.bilerman@citi.com
Cowen and Company	James Sullivan	646-562-1380	james.sullivan@cowen.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Omotayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Anthony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	917-368-2280	jsadler@keybanccm.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Aubuchon	314-445-6520	DAubuchon@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Six Months Ended
SUMMARY OF RESULTS	6/30/12		3/31/12		12/31/11		9/30/11		6/30/11		6/30/12		6/30/11
Same Office NOI	$64,424		$62,928			$63,005	$63,272		$62,303		$127,352		$122,309
NOI from real estate operations	$78,809		$76,917			$77,261	$77,135		$76,133		$155,726		$148,422
Adjusted EBITDA	$71,502		$75,117			$75,173	$69,288		$73,058		$146,619		$142,263
Net income (loss) attributable to COPT common shareholders	$6,587		$2,652			$(86,253)	$2,541		$(28,250)		$9,239		$(50,065)
FFO - per NAREIT	$46,115		$45,873			$(17,924)	$42,319		$37,038		$91,988		$51,611
FFO - as adjusted for comparability	$46,260		$45,269			$46,935	$44,391		$46,075		$91,529		$85,712
Basic and diluted FFO available to common share and common unit holders	$41,143		$41,129			$(22,653)	$37,029		$32,446		$82,272		$41,944
Diluted AFFO available to common share and common unit holders	$36,593		$40,766			$24,846	$33,300		$30,005		$77,359		$52,404
Per share - diluted:
EPS	$0.09		$0.04			$(1.21)	$0.03		$(0.42)		$0.13		$(0.75)
FFO - NAREIT	$0.54		$0.54			$(0.30)	$0.49		$0.44		$1.08		$0.58
FFO - as adjusted for comparability	$0.54		$0.53			$0.56	$0.52		$0.57		$1.08		$1.06
Dividend per common share	$0.2750		$0.2750			$0.4125	$0.4125		$0.4125		$0.5500		$0.8250
Payout ratios:
Diluted FFO	51.0%		51.0%		(138.9)%		85.0%		96.9%		51.0%		145.3%
Diluted FFO - as adjusted for comparability	50.8%		51.8%		74.6%		80.5%		75.8%		51.3%		80.2%
Diluted AFFO, excluding recurring capital expenditures on properties in disposition plans	53.8%		49.6%		93.4%		87.0%		90.8%		51.6%		96.1%
CAPITALIZATION
Debt, net	$2,191,851		$2,418,078			$2,426,303	$2,420,073		$2,299,416
Debt to Total Market Capitalization	50.0%		54.8%		56.8%		56.2%		47.0%
Debt to Adjusted Book	50.8%		55.3%		54.6%		53.5%		52.2%
Adjusted EBITDA fixed charge coverage ratio	2.6	x	2.7	x	2.8	x	2.6	x	2.6	x	2.7	x	2.5	x
Debt to Adjusted EBITDA ratio	7.7	x	8.0	x	8.1	x	8.7	x	7.9	x	7.5	x	8.1	x
Adjusted Debt to Adjusted EBITDA ratio	6.3	x	6.7	x	6.7	x	7.0	x	6.4	x	6.2	x	6.6	x
OTHER
Revenue from early termination of leases	$350		$395			$45	$103		$196		$745		$342
Capitalized interest costs	$3,595		$3,809			$4,294	$4,458		$4,308		$7,404		$8,649

Corporate Office Properties Trust
Selected Portfolio Data

	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
# of Operating Office Properties
Wholly-owned	224	227	234	246	249
+ Consolidated JV	4	4	4	4	4
Consolidated properties	228	231	238	250	253
% Occupied
Wholly-owned	87.6%	87.6%	86.9%	88.0%	87.3%
+ Consolidated JV	78.1%	60.0%	56.6%	60.0%	58.9%
Consolidated properties	87.4%	87.0%	86.2%	87.4%	86.6%
% Leased
Wholly-owned	89.2%	89.2%	88.7%	89.8%	89.4%
+ Consolidated JV	95.0%	78.4%	67.3%	63.6%	60.1%
Consolidated properties	89.3%	88.9%	88.2%	89.2%	88.7%
Square Feet of Office Properties (in thousands)
Wholly-owned	19,342	19,793	20,072	20,205	20,244
+ Consolidated JV Square Footage	445	444	442	442	442
Consolidated Square Footage	19,787	20,237	20,514	20,647	20,686

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Assets
Properties, net
Operating properties	$3,191,481	$3,274,565	$3,273,735	$3,325,609	$3,269,049
Less: accumulated depreciation	(562,345)	(570,242)	(559,679)	(553,306)	(527,616)
Projects in development or held for future development, including associated land costs (1)	603,456	633,968	638,919	696,914	656,321
Total properties, net	3,232,592	3,338,291	3,352,975	3,469,217	3,397,754
Assets held for sale	144,392	81,352	116,616	72,767	77,410
Cash and cash equivalents	4,702	7,987	5,559	11,504	11,703
Restricted cash and marketable securities	22,632	21,711	36,232	39,232	22,909
Accounts receivable, net	10,992	11,231	26,032	20,991	13,083
Deferred rent receivable	85,595	89,337	86,856	87,148	84,397
Intangible assets on real estate acquisitions, net	76,426	83,940	89,120	97,954	99,231
Deferred leasing and financing costs, net	63,861	66,987	66,515	70,791	60,164
Prepaid expenses and other assets	73,883	96,532	87,619	95,788	101,579
Total assets	$3,715,075	$3,797,368	$3,867,524	$3,965,392	$3,868,230
Liabilities and equity
Liabilities:
Debt, net	$2,191,851	$2,418,078	$2,426,303	$2,420,073	$2,299,416
Accounts payable and accrued expenses	84,733	93,156	96,425	114,834	115,154
Rents received in advance and security deposits	27,124	27,647	29,548	28,241	26,779
Dividends and distributions payable	24,695	24,544	35,038	35,029	35,021
Deferred revenue associated with operating leases	13,938	15,258	15,554	15,621	12,883
Distributions received in excess of investment in unconsolidated real estate joint venture	6,282	6,178	6,071	5,953	5,841
Interest rate derivatives	4,400	2,673	30,863	30,629	10,020
Other liabilities	8,703	9,038	9,657	7,389	9,744
Total liabilities	2,361,726	2,596,572	2,649,459	2,657,769	2,514,858
Commitments and contingencies	—	—	—	—	—
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	388,833	216,333	216,333	216,333	216,333
Common shares	721	720	720	720	719
Additional paid-in capital	1,450,923	1,454,199	1,452,393	1,447,598	1,441,284
Cumulative distributions in excess of net income	(562,678)	(549,456)	(532,288)	(416,342)	(389,195)
Accumulated other comprehensive loss	(3,717)	(2,201)	(1,733)	(28,618)	(9,624)
Total COPT’s shareholders’ equity	1,274,082	1,119,595	1,135,425	1,219,691	1,259,517
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	52,152	53,883	55,281	60,583	66,482
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	18,315	18,518	18,559	18,549	18,573
Total noncontrolling interests in subsidiaries	79,267	81,201	82,640	87,932	93,855
Total equity	1,353,349	1,200,796	1,218,065	1,307,623	1,353,372
Total liabilities and equity	$3,715,075	$3,797,368	$3,867,524	$3,965,392	$3,868,230
(1) Please refer to pages 23-27 for detail.

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
NOI from real estate operations (1)
Real estate revenues	$123,968	$125,304	$127,456	$125,129	$120,806	$249,272	$243,247
Real estate property operating expenses	(45,159)	(48,387)	(50,195)	(47,994)	(44,673)	(93,546)	(94,825)
NOI from real estate operations (1)	78,809	76,917	77,261	77,135	76,133	155,726	148,422
General and administrative expenses	(7,742)	(7,017)	(6,592)	(6,154)	(6,320)	(14,759)	(13,097)
Business development expenses and land carry costs	(1,304)	(1,594)	(1,819)	(1,768)	(1,369)	(2,898)	(2,610)
NOI from construction contracts and other service operations	710	927	550	558	1,188	1,637	1,598
Impairment recoveries (losses) on non-operating properties	—	5,246	(39,193)	—	(13,574)	5,246	(41,316)
Equity in (loss) income of unconsolidated entities	(187)	(89)	(108)	(159)	(94)	(276)	(64)
Depreciation and amortization on unconsolidated real estate entities	119	114	142	116	115	233	234
Interest and other income (loss)	840	1,217	1,921	(242)	2,756	2,057	3,924
Loss on early extinguishment of debt, continuing and discontinued operations	(171)	—	(3)	(1,995)	(25)	(171)	(25)
Loss on interest rate derivatives	—	—	(29,805)	—	—	—	—
Gain on sales of non-operating properties, net of income taxes	33	—	—	—	16	33	2,717
Total interest expense	(24,975)	(25,675)	(24,914)	(25,629)	(26,830)	(50,650)	(53,758)
Income tax (expense) benefit	(17)	(4,173)	4,636	457	5,042	(4,190)	5,586
FFO - per NAREIT (1)	46,115	45,873	(17,924)	42,319	37,038	91,988	51,611
Preferred share dividends	(4,167)	(4,025)	(4,026)	(4,025)	(4,026)	(8,192)	(8,051)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Noncontrolling interests - other consolidated entities	(552)	24	—	(561)	61	(528)	(477)
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	132	(284)	(283)	(276)	(225)	(152)	(290)
Basic and diluted FFO allocable to restricted shares	(220)	(294)	(255)	(263)	(237)	(514)	(519)
Basic and diluted FFO available to common share and common unit holders (1)	41,143	41,129	(22,653)	37,029	32,446	82,272	41,944
Operating property acquisition costs	7	—	4	77	52	7	75
Gain on sales of non-operating properties, net of income taxes	(33)	—	—	—	(16)	(33)	(2,717)
Impairment (recoveries) losses on non-operating properties, net of associated tax	—	(604)	35,047	—	8,976	(604)	36,718
Loss on interest rate derivatives	—	—	29,805	—	—	—	—
Loss on early extinguishment of debt, continuing and discontinued operations	171	—	3	1,995	25	171	25
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$41,288	$40,525	$42,206	$39,101	$41,483	$81,813	$76,045

(1) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Six Months Ended
	06/30/12	03/31/12	12/31/11	09/30/11	06/30/11	06/30/12	06/30/11
Net income (loss)	$11,861	$6,977	$(87,215)	$7,470	$(26,007)	$18,838	$(44,573)
Real estate-related depreciation and amortization	31,666	31,087	33,030	36,032	32,049	62,753	65,069
Impairment losses on previously depreciated operating properties	2,354	11,833	39,481	—	31,031	14,187	31,031
Gain on sales of previously depreciated operating properties, net of income taxes	115	(4,138)	(3,362)	(1,299)	(150)	(4,023)	(150)
Depreciation and amortization on unconsolidated real estate entities	119	114	142	116	115	233	234
FFO - per NAREIT (1)	46,115	45,873	(17,924)	42,319	37,038	91,988	51,611
Operating property acquisition costs	7	—	4	77	52	7	75
Gain on sales of non-operating properties, net of income taxes	(33)	—	—	—	(16)	(33)	(2,717)
Impairment (recoveries) losses on non-operating properties, net of associated tax	—	(604)	35,047	—	8,976	(604)	36,718
Loss on interest rate derivatives	—	—	29,805	—	—	—	—
Loss on early extinguishment of debt, continuing and discontinued operations	171	—	3	1,995	25	171	25
FFO - as adjusted for comparability (1)	$46,260	$45,269	$46,935	$44,391	$46,075	$91,529	$85,712

Weighted Average Shares for period ended:
Common Shares Outstanding	71,624	71,458	71,351	71,312	68,446	71,541	67,399
Dilutive effect of share-based compensation awards	25	44	29	52	151	35	205
Common Units	4,255	4,281	4,308	4,336	4,382	4,267	4,389
Denominator for FFO per share - diluted	75,904	75,783	75,688	75,700	72,979	75,843	71,993

Denominator for diluted EPS	71,649	71,502	71,351	71,312	72,828	71,576	71,788
Anti-dilutive EPS effect of share-based compensation awards	—	—	29	52	151	—	205
Weighted average common units	4,255	4,281	4,308	4,336	—	4,267	—
Denominator for FFO per share - diluted	75,904	75,783	75,688	75,700	72,979	75,843	71,993

(1) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Revenues
Rental revenue	$94,502	$93,892	$93,121	$91,768	$90,337	$188,394	$179,436
Tenant recoveries and other real estate operations revenue	21,889	22,184	23,466	21,422	18,682	44,073	40,101
Construction contract and other service revenues	16,995	21,534	16,491	18,729	28,097	38,529	49,125
Total revenues	133,386	137,610	133,078	131,919	137,116	270,996	268,662
Expenses
Property operating expenses	42,384	44,917	45,916	43,609	40,450	87,301	84,985
Depreciation and amortization associated with real estate operations	29,853	29,319	30,669	32,929	28,171	59,172	56,244
Construction contract and other service expenses	16,285	20,607	15,941	18,171	26,909	36,892	47,527
Impairment (recoveries) losses	—	(2,303)	68,891	—	20,183	(2,303)	47,925
General and administrative expenses	7,742	7,017	6,592	6,154	6,320	14,759	13,097
Business development expenses and land carry costs	1,298	1,576	1,800	1,751	1,349	2,874	2,571
Total operating expenses	97,562	101,133	169,809	102,614	123,382	198,695	252,349
Operating income (loss)	35,824	36,477	(36,731)	29,305	13,734	72,301	16,313
Interest expense	(24,747)	(24,920)	(23,919)	(24,478)	(25,595)	(49,667)	(51,263)
Interest and other income (loss)	840	1,217	1,921	(242)	2,756	2,057	3,924
Loss on interest rate derivatives	—	—	(29,805)	—	—	—	—
Loss on early extinguishment of debt	(169)	—	(3)	(1,611)	(25)	(169)	(25)
Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	11,748	12,774	(88,537)	2,974	(9,130)	24,522	(31,051)
Equity in loss of unconsolidated entities	(187)	(89)	(108)	(159)	(94)	(276)	(64)
Income tax (expense) benefit	(17)	(4,173)	4,636	457	5,042	(4,190)	5,586
Income (loss) from continuing operations	11,544	8,512	(84,009)	3,272	(4,182)	20,056	(25,529)
Discontinued operations	296	(1,535)	(3,210)	4,198	(21,852)	(1,239)	(21,772)
Income (loss) before gain on sales of real estate	11,840	6,977	(87,219)	7,470	(26,034)	18,817	(47,301)
Gain on sales of real estate, net of income taxes	21	—	4	—	27	21	2,728
Net income (loss)	11,861	6,977	(87,215)	7,470	(26,007)	18,838	(44,573)
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(390)	(159)	5,153	(178)	1,887	(549)	3,366
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Other consolidated entities	(552)	24	—	(561)	61	(528)	(477)
Net income (loss) attributable to COPT	10,754	6,677	(82,227)	6,566	(24,224)	17,431	(42,014)
Preferred share dividends	(4,167)	(4,025)	(4,026)	(4,025)	(4,026)	(8,192)	(8,051)
Net income (loss) attributable to COPT common shareholders	$6,587	$2,652	$(86,253)	$2,541	$(28,250)	$9,239	$(50,065)

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
For diluted EPS computations:
Numerator for diluted EPS
Net income (loss) attributable to common shareholders	$6,587	$2,652	$(86,253)	$2,541	$(28,250)	$9,239	$(50,065)
Dilutive effect of common units in the Operating Partnership	—	—	—	—	(1,887)	—	(3,366)
Amount allocable to restricted shares	(105)	(141)	(256)	(262)	(237)	(246)	(519)
Numerator for diluted EPS	$6,482	$2,511	$(86,509)	$2,279	$(30,374)	$8,993	$(53,950)
Denominator:
Weighted average common shares - basic	71,624	71,458	71,351	71,312	68,446	71,541	67,399
Dilutive effect of common units in the Operating Partnership	—	—	—	—	4,382	—	4,389
Dilutive effect of share-based compensation awards	25	44	—	—	—	35	—
Weighted average common shares - diluted	71,649	71,502	71,351	71,312	72,828	71,576	71,788
Diluted EPS	$0.09	$0.04	$(1.21)	$0.03	$(0.42)	$0.13	$(0.75)

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$41,288	$40,525	$42,206	$39,101	$41,483	$81,813	$76,045
Straight line rent adjustments	(1,857)	(2,179)	(2,144)	(2)	(2,611)	(4,036)	(6,523)
Amortization of acquisition intangibles included in NOI	218	190	249	212	227	408	388
Share-based compensation, net of amounts capitalized	3,157	3,402	3,764	2,759	2,638	6,559	5,397
Amortization of deferred financing costs	1,597	1,572	1,506	1,629	1,702	3,169	3,461
Amortization of net debt discounts, net of amounts capitalized	682	663	634	1,184	1,464	1,345	2,862
Amortization of settled debt hedges	15	16	15	16	15	31	31
Recurring capital expenditures on properties not sold or in disposition plans	(6,074)	(1,875)	(12,550)	(8,710)	(10,274)	(7,949)	(18,250)
Diluted AFFO, excluding recurring capital expenditures on properties in disposition plans	39,026	42,314	33,680	36,189	34,644	81,340	63,411
Recurring capital expenditures on properties sold or in disposition plans	(2,433)	(1,548)	(8,834)	(2,889)	(4,639)	(3,981)	(11,007)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$36,593	$40,766	$24,846	$33,300	$30,005	$77,359	$52,404
Recurring capital expenditures on properties not sold or in disposition plans
Tenant improvements and incentives on operating properties	$2,663	$666	$10,036	$5,533	$7,752	$3,329	$15,187
Building improvements on operating properties	1,296	871	4,519	2,239	2,138	2,167	3,082
Leasing costs for operating properties	2,863	1,299	1,448	3,933	2,492	4,162	5,093
Less: Nonrecurring tenant improvements and incentives on operating properties	(97)	(561)	(1,371)	(1,816)	(866)	(658)	(3,077)
Less: Nonrecurring building improvements on operating properties	(572)	(407)	(2,106)	(1,069)	(920)	(979)	(1,119)
Less: Nonrecurring leasing costs for operating properties	(79)	—	(5)	(130)	(347)	(79)	(963)
Add: Recurring capital expenditures on operating properties held through joint ventures	—	7	29	20	25	7	47
Recurring capital expenditures on properties not sold or in disposition plans	$6,074	$1,875	$12,550	$8,710	$10,274	$7,949	$18,250
Recurring capital expenditures on properties sold or in disposition plans
Tenant improvements and incentives on operating properties	$1,827	$930	$7,648	$1,549	$3,364	$2,757	$9,199
Building improvements on operating properties	459	823	2,256	3,141	288	1,282	1,334
Leasing costs for operating properties	392	142	145	290	896	534	1,031
Less: Nonrecurring tenant improvements and incentives on operating properties	(7)	(158)	(244)	(10)	(9)	(165)	(246)
Less: Nonrecurring building improvements on operating properties	(229)	(189)	(1,162)	(1,977)	100	(418)	(311)
Less: Nonrecurring leasing costs for operating properties	(9)	—	191	(104)	—	(9)	—
Recurring capital expenditures on properties sold or in disposition plans	$2,433	$1,548	$8,834	$2,889	$4,639	$3,981	$11,007

 Corporate Office Properties Trust
Consolidated Office Properties by Region - June 30, 2012

	Operational				Under Construction/ Redevelopment
Property Region and Business Park/Submarket	# of Properties	Total Square Feet	Occupancy %	Leased %	# of Properties	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	26	3,078,743	95%	98%	3	282,079
Columbia Gateway	28	2,221,756	86%	88%	—	—
Airport Square/bwtech	26	1,941,304	83%	84%	—	—
Commons/Parkway	11	506,579	73%	74%	—	—
Other	20	1,115,112	88%	96%	1	89,268
Subtotal	111	8,863,494	88%	91%	4	371,347
Northern Virginia:
Westfields Corporate Center	9	1,435,677	85%	89%	—	—
Patriot Ridge	—	—	0%	0%	1	237,000
Herndon, Tysons Corner and Merrifield	8	1,500,745	88%	89%	—	—
Subtotal	17	2,936,422	87%	89%	1	237,000
San Antonio, Texas
Sentry Gateway	6	792,454	100%	100%	—	—
Other	2	122,975	74%	74%	—	—
Subtotal	8	915,429	96%	96%	—	—
Huntsville (1)	1	138,466	100%	100%	2	175,811
Washington, DC- Capital Riverfront (Maritime)	2	360,326	89%	89%	—	—
St. Mary’s & King George Counties	19	903,591	87%	87%	—	—
Greater Baltimore:
White Marsh and Rt 83 Corridor	36	2,127,002	86%	86%	—	—
Canton Crossing-Baltimore City	1	481,279	95%	95%	—	—
North Gate Business Park	2	156,765	68%	69%	1	128,119
Subtotal	39	2,765,046	86%	87%	1	128,119
Suburban Maryland	5	548,107	83%	86%	—	—
Colorado Springs	21	1,577,522	77%	78%	—	—
Greater Philadelphia, Pennsylvania	3	482,772	100%	100%	1	66,255
Other (1)	2	295,842	100%	100%	—	—
Total	228	19,787,017	87%	89%	9	978,532

(1) For purposes of this summary, Huntsville is reported as a separate region. Other presentations within this package include Huntsville in our “Other” region.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 6/30/12
	# of Operating Properties	Operational Square Feet			Annualized Rental Revenue	Percentage of Total Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Six Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			6/30/12	6/30/12
Same Office Properties (2)
Stabilized properties	161	14,939	90.7%	91.8%	$383,528	81.8%	$63,547	$126,027
Unstabilized properties (3)	3	446	57.8%	75.3%	8,101	1.7%	877	1,325
Total Same Office Properties	164	15,385	89.7%	91.3%	391,629	83.5%	64,424	127,352
Office Properties Placed in Service (4)
Stabilized properties	6	650	100.0%	100.0%	18,681	4.0%	3,653	7,064
Unstabilized properties (3)	2	205	14.4%	53.6%	917	0.2%	(9)	7
Acquired Office Properties (5)	1	138	100.0%	100.0%	3,667	0.8%	899	1,659
Subtotal	173	16,378	89.3%	91.2%	414,894	88.5%	68,967	136,082
Strategic Reallocation Plan Properties (6)	55	3,409	78.1%	80.2%	54,030	11.5%	8,347	17,000
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	808	2,294
Other	N/A	N/A	N/A	N/A	N/A	N/A	687	350
Total Portfolio	228	19,787	87.4%	89.3%	$468,924	100.0%	$78,809	$155,726

Strategic Tenant Properties	103	10,588	90.1%	92.0%	$282,551	60.3%	$48,555	$96,246

(1) Percentages calculated based on operational square feet.
(2) Properties owned and 100% operational since 1/1/11.
(3) Properties with first generation operational space less than 90% occupied at 6/30/12.
(4) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/11.
(5) Acquired properties that were not owned and fully operational by 1/1/11.
(6) The carrying value of operating property assets in the Strategic Reallocation Plan totaled $364,026 at 6/30/12.

Corporate Office Properties Trust
Real Estate Revenues* by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Office Properties:
Baltimore/Washington Corridor	$55,677	$56,250	$57,195	$54,744	$52,860	111,927	106,112
Northern Virginia	19,051	18,560	18,855	18,640	18,445	37,611	36,719
San Antonio	7,830	7,608	7,613	7,701	7,089	15,438	14,752
Washington, DC - Capitol Riverfront	4,232	3,894	4,529	4,507	4,252	8,126	8,842
St. Mary’s and King George Counties	4,139	4,212	3,760	3,508	3,564	8,351	7,098
Greater Baltimore	14,664	15,372	17,017	18,193	17,846	30,036	35,458
Suburban Maryland	4,560	5,749	5,400	5,648	5,325	10,309	10,934
Colorado Springs	6,149	6,453	5,991	6,037	5,912	12,602	11,832
Greater Philadelphia	2,458	2,172	2,143	1,701	1,675	4,630	3,614
Other	3,770	3,618	3,668	3,167	2,562	7,388	5,400
Wholesale Data Center	1,438	1,416	1,285	1,283	1,276	2,854	2,486
Real estate revenues	$123,968	$125,304	$127,456	$125,129	$120,806	$249,272	$243,247
NOI from Real Estate Operations* by Segment (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Office Properties:
Baltimore/Washington Corridor	$36,612	$36,099	$35,192	$35,116	$34,877	72,711	67,071
Northern Virginia	11,875	11,160	11,715	11,362	11,169	23,035	21,853
San Antonio	3,807	3,791	3,816	3,877	3,951	7,598	7,801
Washington, DC - Capitol Riverfront	2,516	1,984	2,733	2,699	2,595	4,500	5,558
St. Mary’s and King George Counties	3,000	2,954	2,578	2,365	2,603	5,954	5,123
Greater Baltimore	8,859	9,482	9,936	10,640	10,613	18,341	19,773
Suburban Maryland	2,678	3,228	2,902	3,673	3,147	5,906	6,095
Colorado Springs	3,955	4,068	3,383	3,572	3,932	8,023	7,509
Greater Philadelphia	1,726	1,557	1,655	1,284	1,330	3,283	2,851
Other	3,518	2,385	2,964	2,318	1,469	5,903	3,840
Wholesale Data Center	263	209	387	229	447	472	948
NOI from real estate operations	$78,809	$76,917	$77,261	$77,135	$76,133	$155,726	$148,422

*Includes continuing and discontinued operations.

Corporate Office Properties Trust
Consolidated Office Occupancy Rates by Region by Quarter

	Baltimore / Washington Corridor	Northern Virginia	San Antonio	Washington, DC- Capitol Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Other	Total
June 30, 2012
Number of Buildings	111	17	8	2	19	39	5	21	3	3	228
Rentable Square Feet	8,863,494	2,936,422	915,429	360,326	903,591	2,765,046	548,107	1,577,522	482,772	434,308	19,787,017
Occupied %	87.9%	86.5%	96.5%	89.0%	86.9%	86.1%	83.5%	76.6%	100.0%	100.0%	87.4%
Leased %	90.9%	89.2%	96.5%	89.0%	86.9%	86.8%	86.1%	77.7%	100.0%	100.0%	89.3%
March 31, 2012
Number of Buildings	111	17	8	2	19	39	8	21	3	3	231
Rentable Square Feet	8,853,652	2,936,396	915,429	360,326	903,534	2,764,649	1,018,922	1,569,300	479,957	434,308	20,236,473
Occupied %	87.6%	86.4%	96.5%	89.0%	88.4%	86.1%	79.6%	77.0%	99.7%	100.0%	87.0%
Leased %	90.2%	87.2%	96.5%	89.0%	88.4%	87.1%	86.2%	79.3%	99.7%	100.0%	88.9%
December 31, 2011
Number of Buildings	111	17	9	2	19	46	8	21	2	3	238
Rentable Square Feet	8,859,080	2,935,786	1,010,349	361,186	903,534	2,984,071	1,018,922	1,569,336	437,718	434,308	20,514,290
Occupied %	87.9%	84.8%	90.7%	91.6%	87.3%	84.5%	79.6%	74.9%	99.7%	100.0%	86.2%
Leased %	90.0%	87.3%	90.7%	93.3%	88.0%	86.4%	84.2%	76.9%	99.7%	100.0%	88.2%
September 30, 2011
Number of Buildings	110	17	8	2	18	61	8	21	2	3	250
Rentable Square Feet	8,725,790	2,801,546	915,429	362,209	820,692	3,572,775	1,007,342	1,569,336	437,718	434,308	20,647,145
Occupied %	89.4%	88.2%	100.0%	97.4%	87.4%	83.8%	75.5%	76.7%	89.9%	100.0%	87.4%
Leased %	90.1%	90.2%	100.0%	97.4%	87.8%	86.1%	86.8%	77.3%	99.7%	100.0%	89.2%
June 30, 2011
Number of Buildings	109	17	8	2	18	66	8	21	2	2	253
Rentable Square Feet	8,662,140	2,828,117	915,429	362,209	820,692	3,784,852	1,009,394	1,569,336	437,718	295,842	20,685,729
Occupied %	88.6%	87.6%	100.0%	95.4%	87.0%	83.9%	74.9%	76.0%	85.8%	100.0%	86.6%
Leased %	90.4%	89.3%	100.0%	98.3%	87.4%	85.1%	84.7%	76.7%	99.7%	100.0%	88.7%

Summary of Operating, Construction and Redevelopment Office Properties at June 30, 2012

	Operating Properties	Under Construction	Under Redevelopment	Partially Operational Properties (1)	Total
# of Properties	228	8	1	(2)	235
Total Square Feet	19,787,017	987,810	113,293	(122,571)	20,765,549
Leased Square Feet	17,677,543
% Leased	89.3%
(1) Adjustment for partially operational properties included in both operating properties and under construction or redevelopment.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended					Six Months Ended
			6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Baltimore Washington Corridor	87	7,814,963	90.4%	89.6%	90.2%	90.2%	89.5%	90.0%	89.4%
Northern Virginia	16	2,784,925	87.4%	86.8%	88.0%	90.2%	89.7%	87.1%	89.1%
San Antonio	8	915,429	96.5%	97.6%	100.0%	100.0%	100.0%	97.1%	100.0%
Washington, DC - Capitol Riverfront	2	360,326	89.0%	88.3%	95.5%	98.0%	95.4%	88.6%	96.4%
St. Mary’s and King George Counties	12	585,756	94.1%	94.9%	95.6%	96.9%	97.7%	94.5%	97.7%
Greater Baltimore	29	1,768,284	87.5%	86.8%	85.6%	85.5%	84.6%	87.2%	84.9%
Suburban Maryland	2	242,070	92.5%	90.0%	90.0%	89.2%	87.6%	91.2%	87.6%
Colorado Springs	5	398,044	74.5%	74.7%	79.0%	84.6%	86.3%	74.6%	86.5%
Greater Philadelphia	1	219,065	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Office	164	15,384,704	89.9%	89.4%	90.2%	90.8%	90.3%	89.7%	90.2%
Total Same Office Properties occupancy as of period end			89.7%	89.4%	89.6%	91.0%	90.4%	89.7%	90.4%

(1)  Same office properties represent buildings owned and 100% operational since January 1, 2011, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Office Properties:
Baltimore/Washington Corridor	$51,110	$51,560	$52,622	$50,722	$48,807	102,670	98,589
Northern Virginia	18,440	17,996	18,471	18,246	18,082	36,436	35,965
San Antonio	7,830	7,614	7,610	7,698	7,089	15,444	14,752
Washington, DC - Capitol Riverfront	4,232	3,894	4,529	4,507	4,252	8,126	8,842
St. Mary’s and King George Counties	2,917	2,995	2,866	2,935	3,008	5,912	5,965
Greater Baltimore	9,735	10,083	9,941	9,599	9,572	19,818	19,071
Suburban Maryland	2,069	2,051	1,994	2,207	1,961	4,120	4,183
Colorado Springs	1,524	1,627	1,469	1,507	1,438	3,151	2,935
Greater Philadelphia	884	731	711	707	715	1,615	1,221
Other	2,434	2,403	2,449	2,377	2,151	4,837	4,587
Real estate revenues	$101,175	$100,954	$102,662	$100,505	$97,075	$202,129	$196,110

Same Office Property NOI by Region
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Office Properties:
Baltimore/Washington Corridor	$33,528	$32,944	$31,952	$32,510	$32,013	66,472	62,286
Northern Virginia	11,409	10,729	11,458	11,129	10,963	22,138	21,399
San Antonio	3,805	3,847	3,885	3,879	3,951	7,652	7,801
Washington, DC - Capitol Riverfront	2,516	1,984	2,733	2,699	2,595	4,500	5,558
St. Mary’s and King George Counties	2,147	2,107	2,016	2,051	2,256	4,254	4,427
Greater Baltimore	5,929	6,350	6,103	5,682	5,868	12,279	11,304
Suburban Maryland	1,350	1,276	1,218	1,819	1,250	2,626	2,676
Colorado Springs	875	881	731	741	807	1,756	1,590
Greater Philadelphia	689	649	675	669	680	1,338	1,137
Other	2,176	2,161	2,234	2,093	1,920	4,337	4,131
Same office property NOI	64,424	62,928	63,005	63,272	62,303	127,352	122,309
Add (less): Straight-line rent adjustments	(942)	(1,879)	(619)	1,132	(2,060)	(2,821)	(5,589)
Less: Amortization of deferred market rental revenue	(97)	(99)	(83)	(73)	(32)	(196)	(132)
Add: Amortization of above-market cost arrangements	371	353	434	434	434	724	868
Same office property cash NOI	63,756	61,303	62,737	64,765	60,645	125,059	117,456
Less: Lease termination fees, gross	(164)	(534)	(48)	(130)	(175)	(698)	(313)
Same office property cash NOI, excluding gross lease termination fees	$63,592	$60,769	$62,689	$64,635	$60,470	$124,361	$117,143

Note:  Same office properties represent buildings owned and 100% operational since January 1, 2011, excluding properties held for future disposition.

Corporate Office Properties Trust
Unstabilized Office Properties (1) - June 30, 2012

Property Grouping	Operational Square Feet	Occupancy %	Leased %
Same Office Properties (2)
3120 Fairview Park Drive	180,854	38.2%	46.0%
7740 Milestone Parkway	146,666	58.3%	100.0%
5825 University Research Court	118,621	87.2%	89.5%
Total Unstabilized Same Office Properties	446,141	57.8%	75.3%
Office Properties Placed in Service (3)
316 Sentinel Way	125,149	0.0%	63.1%	(4)
210 Research Boulevard	79,573	37.0%	38.6%
Total Unstabilized Office Properties Placed in Service	204,722	14.4%	53.6%
Total Unstabilized Office Properties, Excluding Properties in Strategic Reallocation Plan	650,863	44.2%	68.5%
Unstabilized Strategic Reallocation Plan Office Properties (3 Properties)	309,590	32.2%	34.7%
Total Unstabilized Office Properties	960,453	40.3%	57.6%

(1) Properties with first generation operational space less than 90% occupied at 6/30/12.
(2) Properties owned and 100% operational since 1/1/11.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/11.
(4) Property was 100% leased at 7/12/12.

Corporate Office Properties Trust
Office Leasing (1)
Quarter Ended June 30, 2012

	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Total Office
First Generation Space Leasing
Construction and Redevelopment Space
Leased Square Feet	70,859	—	—	—	—	1,311	2,710	12,258	6,567	93,705
Average Committed Cost Per Square Foot	$63.83	$—	$—	$—	$—	$73.04	$55.16	$52.66	$62.35	$62.14
Weighted Average Lease Term in years	9.3	—	—	—	—	5.2	8.6	6.6	7.1	8.7
Other First Generation Space
Leased Square Feet	68,829	53,932	—	—	—	7,183	—	2,200	—	132,144
Average Committed Cost Per Square Foot	$26.32	$50.51	$—	$—	$—	$23.36	$—	$15.00	$—	$35.85
Weighted Average Lease Term in years	5.5	7.6	—	—	—	4.2	—	5.0	—	6.3
Total First Generation Space Leased	139,688	53,932	—	—	—	8,494	2,710	14,458	6,567	225,849
Second Generation Space Leasing
Renewed Space
Renewal Square Feet Leased	88,919	12,106	45,935	21,734	155,464	60,155	4,629	11,553	—	400,495
Expiring Square Feet	200,768	34,962	45,935	21,734	175,517	102,708	4,629	45,361	—	631,614
Vacated Square Feet	111,849	22,856	—	—	20,053	42,553	—	33,808	—	231,119
Retention Rate (% based upon square feet)	44.3%	34.6%	100.0%	100.0%	88.6%	58.6%	100.0%	25.5%	0.0%	63.4%
Renewed Space Data:
Average Committed Cost per Square Foot	$8.85	$4.14	$15.70	$10.94	$5.27	$3.60	$—	$23.39	$—	$7.74
Weighted Average Lease Term in years	3.3	3.8	5.3	4.9	2.8	4.5	5.0	4.9	—	3.7
Change in Total Rent - GAAP	(10.1)%	(1.6)%	9.3%	(11.6)%	2.9%	(10.7)%	(10.7)%	(0.1)%	0.0%	(3.7)%
Change in Total Rent - Cash	(11.4)%	(6.0)%	3.8%	(19.0)%	(1.3)%	(15.7)%	(18.1)%	(8.3)%	0.0%	(8.1)%
Retenanted Space
Leased Square Feet	32,228	5,806	—	—	6,656	21,090	15,273	18,520	—	99,573
Retenanted Space Data:
Average Committed Cost per Square Foot	$14.34	$48.63	$—	$—	$3.56	$5.39	$—	$30.79	$—	$14.58
Weighted Average Lease Term in years	4.5	5.2	—	—	3.4	2.8	5.3	5.4	—	4.4
Change in Total Rent - GAAP	(14.5)%	(6.2)%	0.0%	0.0%	(4.7)%	(14.1)%	(25.9)%	(18.0)%	0.0%	(15.3)%
Change in Total Rent - Cash	(23.2)%	(12.9)%	0.0%	0.0%	5.8%	(29.7)%	(50.4)%	(22.8)%	0.0%	(25.7)%
Total Second Generation Space Leased	121,147	17,912	45,935	21,734	162,120	81,245	19,902	30,073	—	500,068
Total Second Generation Space Data:
Average Committed Cost per Square Foot	$10.31	$18.56	$15.70	$10.94	$5.20	$4.06	$—	$27.95	$—	$9.11
Weighted Average Lease Term in Years	3.6	4.3	5.3	4.9	2.9	4.0	5.2	5.2	—	3.8
Change in Total Rent - GAAP	(11.3)%	(3.0)%	9.3%	(11.6)%	2.6%	(11.5)%	(22.8)%	(12.0)%	0.0%	(6.1)%
Change in Total Rent - Cash	(14.8)%	(8.2)%	3.8%	(19.0)%	(1.0)%	(19.2)%	(44.8)%	(17.9)%	0.0%	(11.8)%
Total Square Feet Leased	260,835	71,844	45,935	21,734	162,120	89,739	22,612	44,531	6,567	725,917
(1) This presentation reflects consolidated properties.
Notes:  No expiration, renewal or retenanting activity transpired in our Other region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Office Leasing (1)
Six Months Ended June 30, 2012

	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Total Office
First Generation Space Leasing
Construction and Redevelopment Space
Leased Square Feet	131,868	—	—	—	—	3,174	2,710	30,418	11,371	179,541
Average Committed Cost Per Square Foot	$58.70	$—	$—	$—	$—	$30.17	$55.16	$49.53	$59.58	$56.65
Weighted Average Lease Term in years	8.2	—	—	—	—	5.1	8.6	2.7	6.3	7.1
Other First Generation Space
Leased Square Feet	88,997	53,932	—	—	—	18,111	9,155	5,309	—	175,504
Average Committed Cost Per Square Foot	$27.81	$50.51	$—	$—	$—	$27.79	$40.67	$15.00	$—	$35.07
Weighted Average Lease Term in years	6.0	7.6	—	—	—	5.6	5.2	4.5	—	6.4
Total First Generation Space Leased	220,865	53,932	—	—	—	21,285	11,865	35,727	11,371	355,045
Second Generation Space Leasing
Renewed Space
Renewal Square Feet Leased	289,426	38,584	45,935	21,734	163,657	125,222	15,756	20,052	—	720,366
Expiring Square Feet	569,842	63,974	78,359	21,734	183,710	183,660	15,756	53,860	—	1,170,895
Vacated Square Feet	280,416	25,390	32,424	—	20,053	58,438	—	33,808	—	450,529
Retention Rate (% based upon square feet)	50.8%	60.3%	58.6%	100.0%	89.1%	68.2%	100.0%	37.2%	0.0%	61.5%
Renewed Space Data:
Average Committed Cost per Square Foot	$8.19	$8.70	$15.70	$10.94	$5.09	$5.51	$2.41	$16.05	$—	$7.70
Weighted Average Lease Term in years	3.7	4.3	5.3	4.9	2.8	4.3	6.5	4.4	—	3.9
Change in Total Rent - GAAP	(0.4)%	(4.8)%	9.3%	(11.6)%	3.4%	(5.0)%	1.6%	(0.1)%	0.0%	(1.1)%
Change in Total Rent - Cash	(7.2)%	(12.7)%	3.8%	(19.0)%	(1.4)%	(14.5)%	(5.9)%	(6.1)%	0.0%	(8.0)%
Retenanted Space
Leased Square Feet	120,068	13,683	—	—	6,656	34,431	26,786	18,520	—	220,144
Retenanted Space Data:
Average Committed Cost per Square Foot	$17.17	$34.00	$—	$—	$3.56	$5.86	$7.50	$30.79	$—	$16.00
Weighted Average Lease Term in years	4.3	5.7	—	—	3.4	3.4	5.3	5.4	—	4.4
Change in Total Rent - GAAP	(0.8)%	(3.4)%	0.0%	0.0%	(4.7)%	(16.2)%	(24.0)%	(18.0)%	0.0%	(7.5)%
Change in Total Rent - Cash	(11.2)%	(8.5)%	0.0%	0.0%	5.8%	(26.4)%	(41.8)%	(22.8)%	0.0%	(17.3)%
Total Second Generation Space Leased	409,494	52,267	45,935	21,734	170,313	159,653	42,542	38,572	—	940,510
Total Second Generation Space Data:
Average Committed Cost per Square Foot	$10.82	$15.32	$15.70	$10.94	$5.03	$5.58	$5.62	$23.13	$—	$9.65
Weighted Average Lease Term in Years	3.9	4.7	5.3	4.9	2.9	4.1	5.8	4.8	—	4.0
Change in Total Rent - GAAP	(0.5)%	(4.4)%	9.3%	(11.6)%	3.0%	(7.3)%	(15.5)%	(9.7)%	0.0%	(2.5)%
Change in Total Rent - Cash	(8.3)%	(11.6)%	3.8%	(19.0)%	(1.1)%	(17.1)%	(30.7)%	(15.1)%	0.0%	(10.1)%
Total Square Feet Leased	630,359	106,199	45,935	21,734	170,313	180,938	54,407	74,299	11,371	1,295,555

(1) This presentation reflects consolidated properties.
Notes:  No expiration, renewal or retenanting activity transpired in our Other region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Office Lease Expiration Analysis as of 6/30/12 (1)

	Total Office Portfolio					Strategic Tenant Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	37	559,331	$15,594	3.3%	$27.88	9	382,432	$11,331	4.0%	$29.63
Northern Virginia	11	304,275	9,003	1.9%	29.59	3	240,981	6,686	2.4%	27.74
Washington, DC-Capitol Riverfront	2	7,779	350	0.1%	44.99	2	7,779	350	0.1%	44.99
St. Mary’s and King George Cos.	10	160,525	3,046	0.6%	18.98	10	160,525	3,046	1.1%	18.98
Greater Baltimore	11	146,611	2,953	0.6%	20.14	—	—	—	0.0%	—
Suburban Maryland	1	6,469	169	0.0%	26.12	—	—	—	0.0%	—
Colorado Springs	7	41,154	682	0.1%	16.57	3	6,892	25	0.0%	3.63
Other	0	23,299	617	0.1%	26.48	—	—	—	0.0%	—
2012	79	1,249,443	32,414	6.7%	25.94	27	798,609	21,438	7.6%	26.84
Baltimore/Washington Corridor	53	1,352,320	41,657	8.9%	30.80	18	942,295	31,962	11.3%	33.92
Northern Virginia	10	143,538	3,893	0.8%	27.12	3	34,576	1,160	0.4%	33.55
Washington, DC-Capitol Riverfront	4	111,822	4,769	1.0%	42.65	4	111,822	4,769	1.7%	42.65
St. Mary’s and King George Cos.	11	138,394	2,624	0.6%	18.96	11	138,394	2,624	0.9%	18.96
Greater Baltimore	18	116,310	2,664	0.6%	22.90	—	—	—	0.0%	—
Suburban Maryland	4	56,398	1,624	0.3%	28.80	—	—	—	0.0%	—
Colorado Springs	11	139,891	2,982	0.6%	21.32	7	22,768	556	0.2%	24.42
2013	111	2,058,673	60,213	12.8%	29.25	43	1,249,855	41,071	14.5%	32.86
Baltimore/Washington Corridor	52	896,967	24,791	5.3%	27.64	15	603,058	17,736	6.3%	29.41
Northern Virginia	10	474,721	14,934	3.2%	31.46	6	258,433	8,163	2.9%	31.59
Washington, DC-Capitol Riverfront	6	70,200	3,195	0.7%	45.51	6	70,200	3,195	1.1%	45.51
St. Mary’s and King George Cos.	12	84,068	1,668	0.4%	19.84	12	84,068	1,668	0.6%	19.84
Greater Baltimore	30	247,849	4,823	1.0%	19.46	—	—	—	0.0%	—
Suburban Maryland	4	29,389	955	0.2%	32.50	—	—	—	0.0%	—
Colorado Springs	10	167,375	3,380	0.7%	20.19	5	52,528	1,217	0.4%	23.17
Other	1	115,167	3,050	0.7%	26.48	—	—	—	0.0%	—
2014	125	2,085,736	56,796	12.2%	27.23	44	1,068,287	31,979	11.3%	29.93
2015	120	2,885,066	75,760	16.2%	26.26	54	1,804,341	52,820	18.6%	29.27
2016	89	1,771,118	46,165	9.9%	26.07	29	874,632	24,230	8.6%	27.70
Thereafter	236	7,235,641	197,576	42.2%	27.31	78	3,743,241	111,013	39.4%	29.66
Total / Average	760	17,285,677	$468,924	100.0%	$27.13	275	9,538,965	$282,551	100.0%	$29.62
Note:  As of June 30, 2012, the weighted average lease term is 4.6 years for both the entire portfolio and for the Strategic Tenant Properties.

(1)
This presentation reflects consolidated properties.  This expiration analysis includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of June 30, 2012 of 391,866 for the portfolio, including 202,279 for the Strategic Tenant Properties.

(2)
Many of our government leases are subject to certain early termination provisions which are customary to government leases.  The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2012 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 6/30/12
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States of America	(3)	63	3,244,307	18.8%	$105,740	22.5%	5.2
Northrop Grumman Corporation		14	1,158,426	6.7%	31,137	6.6%	6.5
Booz Allen Hamilton, Inc.		8	778,834	4.5%	24,994	5.3%	3.8
Computer Sciences Corporation		7	735,391	4.3%	22,804	4.9%	1.7
The MITRE Corporation		4	286,553	1.7%	8,573	1.8%	4.6
ITT Corporation		8	333,212	1.9%	8,272	1.8%	3.5
Wells Fargo & Company		5	209,793	1.2%	7,996	1.7%	6.0
The Aerospace Corporation		3	254,869	1.5%	7,993	1.7%	2.6
CareFirst, Inc.		2	222,607	1.3%	7,194	1.5%	9.3
Kratos Defense & Security Solutions, Inc.		5	251,792	1.5%	6,983	1.5%	7.6
General Dynamics Corporation		7	233,877	1.4%	6,962	1.5%	4.3
L-3 Communications Holdings, Inc.		3	214,236	1.2%	6,315	1.3%	2.4
The Boeing Company		6	199,785	1.2%	6,189	1.3%	3.3
AT&T Corporation		4	315,353	1.8%	5,665	1.2%	6.8
Raytheon Company		8	164,287	1.0%	4,999	1.1%	3.0
Ciena Corporation		4	236,678	1.4%	4,678	1.0%	1.3
Science Applications International Corp.		4	133,408	0.8%	4,493	1.0%	7.1
Comcast Corporation		5	230,780	1.3%	4,110	0.9%	8.3
The Johns Hopkins Institutions		5	141,122	0.8%	3,788	0.8%	4.3
Unisys Corporation		1	156,891	0.9%	3,697	0.8%	7.9
Subtotal Top 20 Office Tenants		166	9,502,201	55.0%	282,582	60.3%	4.9
All remaining tenants		594	7,783,476	45.0%	186,342	39.7%	4.2
Total/Weighted Average		760	17,285,677	100.0%	$468,924	100.0%	4.6

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2012, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Dispositions and Acquisitions

Location	Property Region	Business Park/Submarket	Square Feet	Transaction Date	Transaction Price (in thousands)
Disposition Summary - Six Months Ended June 30, 2012
Operating Properties
White Marsh Professional Center 8615 Ridgely’s Choice and 8114 Sandpiper Circle	Greater Baltimore	White Marsh Portfolio	163,000	1/30/12	$19,100
1101 Sentry Gateway	San Antonio	San Antonio	95,000	1/31/12	13,500
222 and 224 Schilling Circle	Greater Baltimore	Hunt Valley	56,000	2/10/12	4,400
Total Operating Properties			314,000		37,000
Non Operating Properties			N/A	Various	25,695
Subtotal - Quarter Ended 3/31/12			314,000		62,695

Operating Properties
15 and 45 West Gude Drive	Suburban Maryland	Rockville	231,000	5/2/12	53,070
11800 Tech Road	Suburban Maryland	Montgomery Industrial	240,000	6/14/12	21,300
Total Operating Properties			471,000		74,370
Non Operating Properties			N/A	5/2/12	1,100
Subtotal - Quarter Ended 6/30/12			471,000		75,470

Total			785,000		$138,165

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center, Land Held and Pre-Construction as of 6/30/12
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center (3)	Land Held and Pre-Construction (4)	Total
	Rentable Square Feet
Baltimore/Washington Corridor	446,880	—	N/A	3,995,000	4,441,880
Northern Virginia	237,000	—	N/A	1,764,000	2,001,000
San Antonio	—	—	N/A	1,157,600	1,157,600
Huntsville, Alabama	175,811	—	N/A	4,422,000	4,597,811
St. Mary’s and King George Counties	—	—	N/A	109,000	109,000
Greater Baltimore	128,119	—	N/A	2,692,000	2,820,119
Suburban Maryland	—	—	N/A	1,680,000	1,680,000
Colorado Springs	—	—	N/A	2,570,000	2,570,000
Greater Philadelphia	—	113,293	N/A	722,000	835,293
Other	—	—	N/A	967,000	967,000
Total	987,810	113,293	N/A	20,078,600	21,179,703
	Costs to date by region
Baltimore/Washington Corridor	$66,880	$—	$—	$102,614	$169,494
Northern Virginia	53,558	—	—	63,371	116,929
San Antonio	—	—	—	23,432	23,432
Huntsville, Alabama	17,041	—	—	15,369	32,410
St. Mary’s and King George Counties	—	—	—	2,681	2,681
Greater Baltimore	18,743	—	—	92,262	111,005
Suburban Maryland	—	—	—	14,496	14,496
Colorado Springs	—	—	—	24,890	24,890
Greater Philadelphia	—	19,827	—	35,299	55,126
Wholesale Data Center	—	—	203,436	—	203,436
Other	—	—	—	7,553	7,553
Total	$156,222	$19,827	$203,436	$381,967	$761,452
	Costs to date, by Balance Sheet line item
Operating properties	$17,246	$12,250	$103,039	$19,393	$151,928
Projects in development or held for future development, including associated land costs	136,615	6,208	100,397	360,236	603,456
Assets held for sale	—	—	—	2,312	2,312
Deferred leasing costs	2,361	1,369	—	26	3,756
Total	$156,222	$19,827	$203,436	$381,967	$761,452
(1) Represents construction projects as listed on page 24.
(2) Represents redevelopment projects as listed on page 25.
(3) Represents our wholesale data center as listed on page 26.
(4) Represents our land held and pre-construction as listed on page 27.

Corporate Office Properties Trust
Summary of Construction Projects as of 6/30/12
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of June 30, 2012 (1)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				6/30/2012
Government Demand Drivers
7205 Riverwood Road Columbia, Maryland		Howard Co. Perimeter	89,268	0%	$22,621	$15,201	$—	1Q 12	1Q 13
Subtotal Government			89,268	0%	$22,621	$15,201	$—
% of Total Demand Drivers			9%

Defense IT Demand Drivers
410 National Business Parkway Annapolis Junction, Maryland		BWI Airport	110,154	48%	$25,310	$18,117	$—	4Q 11	4Q 12
420 National Business Parkway Annapolis Junction, Maryland		BWI Airport	137,322	0%	35,482	10,279	—	2Q 13	2Q 14
430 National Business Parkway Annapolis Junction, Maryland	(3)	BWI Airport	110,136	86%	24,600	23,283	17,893	2Q 11	2Q 12
7770 Backlick Road (Patriot Ridge) Springfield, Virginia		Springfield	237,000	44%	74,000	53,558	—	3Q 12	3Q 13
206 Research Boulevard Aberdeen, Maryland		Harford County	128,119	0%	26,583	18,743	—	3Q 11	3Q 12
1000 Redstone Gateway Huntville, Alabama		Huntsville	114,377	0%	21,998	16,496	—	1Q 12	1Q 13
7200 Redstone Gateway Huntsville, Alabama		Huntsville	61,434	0%	7,669	545	—	4Q 12	4Q 13
Subtotal Defense IT Demand Drivers			898,542	28%	$215,642	$141,021	$17,893
% of Total Demand Drivers			91%
Total Under Construction			987,810	25%	$238,263	$156,222	$17,893

(1)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(2)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as “Under Construction,” 75,533 square feet are operational.

Demand Driver Categories (as classified by COPT management):

*	Defense IT: Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

*
Government:  Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in Defense Information Technology.

*	Market Demand: Development opportunity created through projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

*	Research Park: Development opportunity created through specific research park relationship.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 6/30/12
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of June 30, 2012 (1)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				6/30/2012
Market Demand Drivers
751 Arbor Way (Hillcrest I) Blue Bell, Pennsylvania	(3)	Greater Philadelphia	113,293	47%	$21,416	$19,827	$13,537	1Q 12	1Q 13

Total Under Redevelopment - All Market Demand			113,293		$21,416	$19,827	$13,537

(1)	Cost includes construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as “Under Redevelopment,” 47,038 square feet are operational.

Corporate Office Properties Trust
Wholesale Data Center as of 6/30/12
(dollars in thousands)

	Gross Building Area	Raised Floor Square Footage (1)	Initial Stabilization Critical Load (in MWs) (2)	Critical Load Upon Completion Leased	MW Operational	Anticipated Total Cost (3)	Cost to date	Cash NOI	Cash NOI
								Three Months Ended	Six Months Ended
Property and Location								6/30/12	6/30/12
Power Loft @ Innovation 9651 Hornbaker Road Manassas, Virginia	233,000	100,000	18	17%	33%	$275,230	$203,436	$162	$273

Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load Leased (MW)	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases
2019	1	7,172	1.0	1.0	$2,098
2020	1	19,023	2.0	2.0	3,854
			3.0	3.0	$5,952

(1)	Raised floor square footage is that portion of the gross building area where tenants locate their computer servers. Raised floor area is considered to be the net rentable square footage.

(2)	Critical load is the power available for exclusive use of tenants in the property (expressed in terms of megawatts (“MWs”)).

(3)	Anticipated total cost includes land, construction and leasing costs.

Corporate Office Properties Trust
Summary of Land Held and Pre-Construction as of 6/30/12 (1)

Location	Acres		Estimated Developable Square Feet
Baltimore/Washington Corridor
National Business Park	187		1,917,000
Columbia Gateway	22		520,000
Airport Square	6		89,000
Arundel Preserve	84	up to	1,382,000
Other	11		87,000
Subtotal	310		3,995,000
Northern Virginia
Westfields Corporate Center	23		400,000
Westfields Park Center	33		400,000
Woodland Park	5		225,000
Patriot Ridge	11		739,000
Subtotal	72		1,764,000
San Antonio, Texas
8100 Potranco Road	9		125,000
Northwest Crossroads	31		375,000
Sentry Gateway	38		657,600
Subtotal	78		1,157,600
Huntsville, Alabama	459		4,422,000
St. Mary’s & King George Counties	44		109,000
Greater Baltimore	187		2,692,000
Suburban Maryland (2)	162		1,680,000
Colorado Springs	175		2,570,000
Greater Philadelphia, Pennsylvania	8		722,000
Other (3)	808		967,000
Total land held and pre-construction	2,303		20,078,600
Total costs to date (4)			$381,967

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us.

(2)	Six acres with 170,000 developable square footage is under contract for sale.

(3)	591 acres with no developable square footage is under contract for sale.

(4)	Represents total costs to date, as reported on page 23.

Corporate Office Properties Trust
Quarterly Common Equity Analysis
(dollars and shares in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of June 30, 2012:
Insiders	635,183	3,608,416	—	4,243,599	5.52%
Non-insiders	71,449,749	638,822	610,014	72,698,585	94.48%
	72,084,932	4,247,238	610,014	76,942,184	100.00%

COMMON EQUITY - End of Quarter	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Unrestricted Common Shares	71,652	71,558	71,363	71,336	71,260
Restricted Common Shares	433	480	648	651	632
Common Shares	72,085	72,038	72,011	71,987	71,892
Common Units	4,247	4,267	4,302	4,319	4,382
Total	76,332	76,305	76,313	76,306	76,274
End of Quarter Common Share Price	$23.51	$23.21	$21.26	$21.78	$31.11
Market Value of Common Shares/Units	$1,794,565	$1,771,045	$1,622,417	$1,661,948	$2,372,863
Common Shares Trading Volume
Average Daily Volume (Shares)	588	809	842	951	779
Average Daily Volume	$13,303	$19,218	$18,604	$25,589	$26,322
As a Percentage of Weighted Average Common Shares	0.8%	1.1%	1.2%	1.3%	1.1%
Common Share Price Range
Quarterly High	$24.05	$25.48	$25.96	$32.07	$36.79
Quarterly Low	$21.13	$20.58	$19.35	$21.75	$30.63
Quarterly Average	$22.64	$23.76	$22.11	$26.90	$33.81

Corporate Office Properties Trust
Quarterly Preferred Equity and Total Market Capitalization Analysis
(dollars and shares in thousands, except per share amounts)

	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
PREFERRED EQUITY
Convertible Preferred Equity - End of Quarter
Convertible Series I Preferred Units Outstanding	352	352	352	352	352
Conversion Ratio	0.5000	0.5000	0.5000	0.5000	0.5000
Common Shares Issued Assuming Conversion	176	176	176	176	176
Convertible Series K Preferred Shares Outstanding	532	532	532	532	532
Conversion Ratio	0.8163	0.8163	0.8163	0.8163	0.8163
Common Shares Issued Assuming Conversion	434	434	434	434	434
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series G Shares - 8.0%	$55,000	$55,000	$55,000	$55,000	$55,000
Redeemable Series H Shares - 7.5%	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares - 7.625%	84,750	84,750	84,750	84,750	84,750
Redeemable Series L Shares Outstanding - 7.375%	172,500	—	—	—	—
Total Nonconvertible Preferred Equity	362,250	189,750	189,750	189,750	189,750
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5%	8,800	8,800	8,800	8,800	8,800
Convertible Preferred Equity - liquidation preference
Convertible Series K Shares - 5.6%	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$397,633	$225,133	$225,133	$225,133	$225,133
CAPITALIZATION
Liquidation Value of Preferred Shares/Units	$397,633	$225,133	$225,133	$225,133	$225,133
Market Value of Common Shares/Units	1,794,565	1,771,045	1,622,417	1,661,948	2,372,863
Total Equity Market Capitalization	2,192,198	1,996,178	1,847,550	1,887,081	2,597,996
Total Debt	2,191,851	2,418,078	2,426,303	2,420,073	2,299,416
Total Market Capitalization	$4,384,049	$4,414,256	$4,273,853	$4,307,154	$4,897,412

Corporate Office Properties Trust
Dividend Analysis

	Three Months Ended										Six Months Ended
	6/30/12		3/31/12		12/31/11		9/30/11		6/30/11		6/30/12		6/30/11
Common Share Dividends
Dividends per share/unit	$0.2750		$0.2750		$0.4125		$0.4125		$0.4125		$0.5500		$0.8250
Dividend Yield at Quarter End	4.68%		4.74%		7.76%		7.58%		5.30%		4.68%		5.30%
Common Dividend Payout Ratios
Diluted FFO Payout	51.0%		51.0%		(138.9)%		85.0%		96.9%		51.0%		145.3%
Diluted FFO Payout, as adjusted for comparability	50.8%		51.8%		74.6%		80.5%		75.8%		51.3%		80.2%
Diluted AFFO Payout	57.3%		51.5%		126.7%		94.5%		104.8%		54.3%		116.3%
Diluted AFFO Payout, excluding recurring capital expenditures on properties in disposition plans	53.8%		49.6%		93.4%		87.0%		90.8%		51.6%		96.1%
Dividend Coverage - Diluted FFO	1.96	x	1.96	x	(0.72	)x	1.18	x	1.03	x	1.96	x	0.69	x
Dividend Coverage - Diluted FFO, as adjusted for comparability	1.97	x	1.93	x	1.34	x	1.24	x	1.32	x	1.95	x	1.25	x
Dividend Coverage - Diluted AFFO	1.75	x	1.94	x	0.79	x	1.06	x	0.95	x	1.84	x	0.86	x
Series I Preferred Unit Distributions
Preferred Unit Distributions Per Unit	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Preferred Unit Distributions Yield	7.500%		7.500%		7.500%		7.500%		7.500%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series G Preferred Share Dividends
Preferred Share Dividends Per Share	$0.50000		$0.50000		$0.50000		$0.50000		$0.50000
Preferred Share Dividend Yield	8.000%		8.000%		8.000%		8.000%		8.000%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series H Preferred Share Dividends
Preferred Share Dividends Per Share	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Preferred Share Dividend Yield	7.500%		7.500%		7.500%		7.500%		7.500%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series J Preferred Share Dividends
Preferred Share Dividends Per Share	$0.47656		$0.47656		$0.47656		$0.47656		$0.47656
Preferred Share Dividend Yield	7.625%		7.625%		7.625%		7.625%		7.625%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series K Preferred Share Dividends
Preferred Share Dividends Per Share	$0.70000		$0.70000		$0.70000		$0.70000		$0.70000
Preferred Share Dividend Yield	5.600%		5.600%		5.600%		5.600%		5.600%
Quarter End Recorded Book Value	$50.00		$50.00		$50.00		$50.00		$50.00
Series L Preferred Share Dividends (1)
Preferred Share Dividends Per Share	$0.0205		N/A		N/A		N/A		N/A
Preferred Share Dividend Yield	7.375%		N/A		N/A		N/A		N/A
Quarter End Recorded Book Value	$25.00		N/A		N/A		N/A		N/A

(1)	These shares were issued on June 27, 2012. The dividends reported represents the quarterly dividends prorated for the four days the shares were outstanding during the period.

Corporate Office Properties Trust
Debt Analysis
(dollars in thousands)

	6/30/2012
	Stated Rate	GAAP Effective Rate
			6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Debt Outstanding
Fixed rate
Secured debt	6.01%	5.92%	$1,009,164	$1,049,204	$1,052,421	$1,055,540	$1,063,369
Exchangeable Senior Notes	4.25%	6.05%	229,081	228,175	227,283	226,404	387,375
Other Unsecured Debt	0.00%	6.18%	5,106	5,078	5,050	5,022	4,995
Total fixed rate debt	5.64%	5.94%	1,243,351	1,282,457	1,284,754	1,286,966	1,455,739
Variable rate
Secured debt	2.49%	2.49%	$38,844	$39,027	$39,213	$39,397	$309,923
Unsecured Revolving Credit Facility (1)	2.24%	2.24%	195,000	396,000	662,000	671,000	342,000
Construction Loans	2.72%	2.72%	64,656	50,594	40,336	22,710	191,754
Other Unsecured Debt	2.14%	2.14%	650,000	650,000	400,000	400,000	—
Total variable rate debt	2.21%	2.21%	$948,500	$1,135,621	$1,141,549	$1,133,107	$843,677
Total debt outstanding			$2,191,851	$2,418,078	$2,426,303	$2,420,073	$2,299,416
Variable Rate Loans Subject to Interest Rate Swaps (2)			$438,844	$659,027	$659,213	$409,397	$409,576
% of Fixed Rate Loans (2)			77%	80%	80%	70%	81%
% of Variable Rate Loans (2)			23%	20%	20%	30%	19%
			100%	100%	100%	100%	100%
Recourse debt			$1,157,860	$1,350,311	$1,359,343	$1,355,846	$972,126
Nonrecourse debt			1,033,991	1,067,767	1,066,960	1,064,227	1,327,290
Total debt outstanding			$2,191,851	$2,418,078	$2,426,303	$2,420,073	$2,299,416

(1) As of June 30, 2012, our borrowing capacity under the facility was $1.0 billion, of which $786.0 million was available.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

Corporate Office Properties Trust
Debt Analysis  (continued)

	Three Months Ended									Six Months Ended
	6/30/12	3/31/12		12/31/11		9/30/11		6/30/11		6/30/12		6/30/11
Average Stated Interest Rates
Fixed rate
Secured debt	6.04%	6.05%		6.01%		6.01%		5.98%		6.04%		5.97%
Exchangeable Senior Notes	4.25%	4.25%		3.96%		3.95%		3.95%		4.25%		3.95%
Other Unsecured Debt	0.00%	0.00%		0.00%		0.00%		0.00%		0.00%		0.00%
Total fixed rate debt	5.67%	5.68%		5.66%		5.45%		5.42%		5.68%		5.43%
Variable rate
Secured debt	2.52%	2.55%		2.50%		4.15%		4.22%		2.53%		4.22%
Unsecured Revolving Credit Facility	2.26%	2.27%		2.28%		1.61%		1.11%		2.27%		1.11%
Construction Loans	2.71%	2.81%		2.96%		2.12%		2.01%		2.75%		1.99%
Other Unsecured Debt	2.17%	2.19%		2.16%		2.13%		0.00%		2.18%		0.00%
Interest rate swaps (1)	0.73%	0.87%		1.06%		1.11%		1.08%		0.82%		1.06%
Total variable rate debt (1)	2.57%	2.76%		2.60%		2.76%		2.93%		2.67%		2.96%
Total debt outstanding	4.30%	4.34%		4.33%		4.46%		4.59%		4.32%		4.61%
Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include the effect of discontinued operations
NOI interest coverage ratio	3.47x	3.28	x	3.39	x	3.38	x	3.22	x	3.38	x	3.13	x
Adjusted EBITDA interest coverage ratio	3.15x	3.20	x	3.30	x	3.04	x	3.09	x	3.18	x	3.00	x
NOI debt service coverage ratio	3.06x	2.89	x	2.99	x	2.96	x	2.79	x	2.97	x	2.71	x
Adjusted EBITDA debt service coverage ratio	2.77x	2.82	x	2.90	x	2.66	x	2.68	x	2.80	x	2.59	x
NOI fixed charge coverage ratio	2.92x	2.78	x	2.87	x	2.86	x	2.73	x	2.85	x	2.66	x
Adjusted EBITDA fixed charge coverage ratio	2.65x	2.72	x	2.79	x	2.57	x	2.62	x	2.68	x	2.55	x
Debt to Adjusted EBITDA ratio	7.66x	8.05	x	8.07	x	8.73	x	7.87	x	7.47	x	8.08	x
Adjusted debt to Adjusted EBITDA ratio	6.33x	6.69	x	6.67	x	7.03	x	6.39	x	6.17	x	6.57	x

(1) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

	Fixed Rate Debt				Variable Rate Debt
	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity		Stated Interest Rate of Amounts Maturing	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity		Stated Interest Rate of Amounts Maturing	Revolving Credit Facility		Total Scheduled Payments
July - September	$2,972	$—		N/A	$173	$—		N/A	$—		$3,145
October - December	2,849	14,537		6.25%	195	—		N/A	—		17,581
Total 2012	$5,821	$14,537		6.25%	$368	$—		N/A	$—		$20,726
2013	$9,502	$120,012			$784	$53,843			—		184,141
2014	6,284	151,681	(1)		815	—			195,000	(2)	353,780
2015	5,037	358,558	(3)		701	446,990	(4)		—		811,286
2016	4,037	274,605			—	—			—		278,642
Thereafter	3,258	300,621			—	250,000			—		553,879
	$33,939	$1,220,014			$2,668	$750,833			$195,000		$2,202,454
									Net discount		(10,603)
									Total Debt		$2,191,851

Interest Rate Hedges at 6/30/12 (6)

Notional Amount		Fixed Rate	Floating Rate Index	Effective Date	Expiration Date
$38,844	(5)	3.8300%	One-Month LIBOR	11/2/2010	11/2/2015
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
$438,844

Notes:

(1)	We have $72.0 million of fixed debt maturing in 2034 that may be prepaid in 2014, subject to certain conditions. The above table includes $69.2 million in maturities on these loans in 2014.

(2)	Our Revolving Credit Facility matures in September 2014 and may be extended by one year at our option, subject to certain conditions.

(3)	4.25% Exchangeable Senior Notes totaling $240.0 million mature in April 2030 but are subject to a put by the holders in April 2015 and every five years thereafter.

(4)	Includes $400.0 million pertaining to a term credit agreement that matures in September 2015 and may be extended by one year at our option, subject to certain conditions.

(5)	The notional amount is scheduled to amortize to $36.2 million.

(6)	In July 2012, we entered into new interest rate swaps that effectively extended $200.0 million in swaps expiring on 9/1/14 to 9/1/16 and $200 million in swaps maturing on 9/1/15 to 8/1/19.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 6/30/12
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy		Total Assets (1)	Property Level Debt	% COPT Owned
Baltimore/Washington Corridor:
Arundel Preserve #5 (1 property)	147	58.3%	(2)	$33,259	$16,829	50%
Suburban Maryland:
MOR Forbes 2 LLC	56	63.6%		3,787	—	50%
M Square Associates, LLC (2 properties)	242	93.7%		53,117	38,844	50%
Total/Average	445	78.3%		$90,163	$55,673
NOI of Operating Properties for Three Months Ended 6/30/12 (3)	$1,664
NOI of Operating Properties for Six Months Ended 6/30/12 (3)	$2,982

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Property Level Debt	% COPT Owned
Baltimore/Washington Corridor:
Arundel Preserve	1,382	$5,734	$—	50%
Suburban Maryland:
Indian Head Technology Center
Business Park	967	6,537	—	75%
M Square Research Park	510	3,998	—	50%
Huntsville, Alabama:
Redstone Gateway	4,422	61,464	10,814	85%
Total	7,281	$77,733	$10,814

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).
(2)  Property was 100% leased at 6/30/12.
(3)  Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Corporate Office Properties Trust
Unconsolidated Joint Venture as of 6/30/12
(dollars and square feet in thousands)

Property and Location	Operational Square Feet	Occupancy
Greater Harrisburg:
Total/Average (16 properties)	671	69.8%
COPT Investment	$(6,282)
Total Assets	$63,133
Property Level Debt	$64,562
NOI of Operating Properties for Three Months Ended 6/30/12 (1)	$1,101
NOI of Operating Properties for Six Months Ended 6/30/12 (1)	$2,258
% COPT Owned	20%

(1) Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Net income (loss)	$11,861	$6,977	$(87,215)	$7,470	$(26,007)	$18,838	$(44,573)
Interest expense on continuing and discontinued operations	24,975	25,675	24,914	25,629	26,830	50,650	53,758
Total income tax expense (benefit)	17	4,173	(4,636)	(457)	(5,042)	4,190	(5,586)
Depreciation of furniture, fixtures and equipment (FF&E)	629	618	601	614	623	1,247	1,248
Real estate-related depreciation and amortization	31,666	31,087	33,030	36,032	32,049	62,753	65,069
Impairment losses	2,354	6,587	78,674	—	44,605	8,941	72,347
Loss on interest rate derivatives	—	—	29,805	—	—	—	—
Adjusted EBITDA	$71,502	$75,117	$75,173	$69,288	$73,058	$146,619	$142,263
Add back:
General and administrative	7,742	7,017	6,592	6,154	6,320	14,759	13,097
Business development expenses and land carry costs, including discontinued operations	1,304	1,594	1,819	1,768	1,369	2,898	2,610
Depreciation of FF&E	(629)	(618)	(601)	(614)	(623)	(1,247)	(1,248)
Income from construction contracts and other service operations	(710)	(927)	(550)	(558)	(1,188)	(1,637)	(1,598)
Interest and other (income) loss	(840)	(1,217)	(1,921)	242	(2,756)	(2,057)	(3,924)
Loss on early extinguishment of debt on continuing and discontinued operations	171	—	3	1,995	25	171	25
Gain on sales of operating properties	115	(4,138)	(3,362)	(1,299)	(150)	(4,023)	(150)
Non-operational property sales	(33)	—	—	—	(16)	(33)	(2,717)
Equity in loss (income) of unconsolidated entities	187	89	108	159	94	276	64
NOI from real estate operations	$78,809	$76,917	$77,261	$77,135	$76,133	$155,726	$148,422
Discontinued Operations
Revenues from real estate operations	$7,577	$9,228	$10,869	$11,939	$11,787	$16,805	$23,710
Property operating expenses	(2,775)	(3,470)	(4,279)	(4,385)	(4,223)	(6,245)	(9,840)
Depreciation and amortization	(1,813)	(1,768)	(2,361)	(3,103)	(3,878)	(3,581)	(8,825)
Business development expenses and land carry costs	(6)	(18)	(19)	(17)	(20)	(24)	(39)
Interest	(228)	(755)	(995)	(1,151)	(1,235)	(983)	(2,495)
Loss on early extinguishment of debt	(2)	—	—	(384)	—	(2)	—
Impairment losses	(2,354)	(8,890)	(9,783)	—	(24,422)	(11,244)	(24,422)
Gain on sales of depreciated real estate properties	(103)	4,138	3,358	1,299	139	4,035	139
Discontinued operations	$296	$(1,535)	$(3,210)	$4,198	$(21,852)	$(1,239)	$(21,772)
GAAP revenues from real estate operations from continuing operations	$116,391	$116,076	$116,587	$113,190	$109,019	$232,467	$219,537
Revenues from discontinued operations	7,577	9,228	10,869	11,939	11,787	16,805	23,710
Real estate revenues	$123,968	$125,304	$127,456	$125,129	$120,806	$249,272	$243,247
GAAP property operating expenses from continuing operations	$42,384	$44,917	$45,916	$43,609	$40,450	$87,301	$84,985
Property operating expenses from discontinued operations	2,775	3,470	4,279	4,385	4,223	6,245	9,840
Real estate property operating expenses	$45,159	$48,387	$50,195	$47,994	$44,673	$93,546	$94,825
Depreciation and amortization associated with real estate operations from continuing operations	$29,853	$29,319	$30,669	$32,929	$28,171	$59,172	$56,244
Depreciation and amortization from discontinued operations	1,813	1,768	2,361	3,103	3,878	3,581	8,825
Real estate-related depreciation and amortization	$31,666	$31,087	$33,030	$36,032	$32,049	$62,753	$65,069
Gain on sales of real estate, net, per statements of operations	$21	$—	$4	$—	$27	$21	$2,728
Add income taxes	—	—	—	—	—	—	—
Gain on sales of real estate from discontinued operations	(103)	4,138	3,358	1,299	139	4,035	139
Gain on sales of real estate from continuing and discontinued operations	(82)	4,138	3,362	1,299	166	4,056	2,867
Less: Gain on sales of non-operating properties	(33)	—	—	—	(16)	(33)	(2,717)
Gain on sales of operating properties	$(115)	$4,138	$3,362	$1,299	$150	$4,023	$150

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Total Assets	$3,715,075	$3,797,368	$3,867,524	$3,965,392	$3,868,230	$3,715,075	$3,868,230
Accumulated depreciation	562,345	570,242	559,679	553,306	527,616	562,345	527,616
Accumulated depreciation included in assets held for sale	34,234	5,840	17,922	6,791	6,791	34,234	6,791
Denominator for debt to adjusted book	$4,311,654	$4,373,450	$4,445,125	$4,525,489	$4,402,637	$4,311,654	$4,402,637
Impairment losses, per statements of operations	$—	$(2,303)	$68,891	$—	$20,183	$(2,303)	$47,925
Impairment losses on discontinued operations	2,354	8,890	9,783	—	24,422	11,244	24,422
Total impairment losses	2,354	6,587	78,674	—	44,605	8,941	72,347
Less: Impairment losses on previously depreciated operating properties	(2,354)	(11,833)	(39,481)	—	(31,031)	(14,187)	(31,031)
Impairment (recoveries) losses on non-operating properties	—	(5,246)	39,193	—	13,574	(5,246)	41,316
Less: Income tax expense (benefit) from impairments on non-operating properties	—	4,642	(4,146)	—	(4,598)	4,642	(4,598)
Impairment (recoveries) losses on non-operating properties, net of related tax	$—	$(604)	$35,047	$—	$8,976	$(604)	$36,718
Interest expense from continuing operations	$24,747	$24,920	$23,919	$24,478	$25,595	$49,667	$51,263
Interest expense from discontinued operations	228	755	995	1,151	1,235	983	2,495
Total interest expense	24,975	25,675	24,914	25,629	26,830	50,650	53,758
Less: Amortization of deferred financing costs	(1,597)	(1,572)	(1,506)	(1,629)	(1,702)	(3,169)	(3,461)
Less: Amortization of net debt discounts and premiums, net of amounts capitalized	(682)	(663)	(634)	(1,184)	(1,464)	(1,345)	(2,862)
Denominator for interest coverage	22,696	23,440	22,774	22,816	23,664	46,136	47,435
Scheduled principal amortization	3,096	3,207	3,108	3,226	3,623	6,303	7,421
Denominator for debt service coverage	25,792	26,647	25,882	26,042	27,287	52,439	54,856
Scheduled principal amortization	(3,096)	(3,207)	(3,108)	(3,226)	(3,623)	(6,303)	(7,421)
Preferred share dividends - redeemable non-convertible	4,167	4,025	4,026	4,025	4,026	8,192	8,051
Preferred unit distributions	165	165	165	165	165	330	330
Denominator for fixed charge coverage	$27,028	$27,630	$26,965	$27,006	$27,855	$54,658	$55,816
Preferred share dividends	$4,167	$4,025	$4,026	$4,025	$4,026	$8,192	$8,051
Preferred unit distributions	165	165	165	165	165	330	330
Common share dividends	19,809	19,819	29,693	29,688	29,632	39,628	57,336
Common unit distributions	1,168	1,173	1,775	1,781	1,808	2,341	3,617
Total dividends/distributions	$25,309	$25,182	$35,659	$35,659	$35,631	$50,491	$69,334
Common share dividends	$19,809	$19,819	$29,693	$29,688	$29,632	$39,628	$57,336
Common unit distributions	1,168	1,173	1,775	1,781	1,808	2,341	3,617
Dividends and distributions for payout ratios	$20,977	$20,992	$31,468	$31,469	$31,440	$41,969	$60,953
Debt, net	$2,191,851	$2,418,078	$2,426,303	$2,420,073	$2,299,416	$2,191,851	$2,299,416
Less: Construction in progress on assets held for sale	(1,220)	(75)	(12,277)	(22,936)	(22,934)	(1,220)	(22,934)
Less: Construction in progress	(380,879)	(408,883)	(409,086)	(447,969)	(407,674)	(380,879)	(407,674)
Adjusted debt for adjusted debt to adjusted EBITDA ratio	$1,809,752	$2,009,120	$2,004,940	$1,949,168	$1,868,808	$1,809,752	$1,868,808

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted Debt to Adjusted EBITDA ratio
Defined as (1) debt adjusted to subtract construction in progress as of the end of the period divided by (2) Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net (loss) income adjusted for the effects of interest expense, depreciation and amortization, impairment losses, loss on interest rate derivatives and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net (loss) income is the most directly comparable GAAP measure to adjusted EBITDA.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below- market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.

Corporate Office Properties Trust
Definitions

Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Debt to Adjusted EBITDA ratio
Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Adjusted Book
Defined as the carrying value of our debt divided by total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation incurred to date on such properties.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there).  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plans
Defined as Diluted AFFO adjusted to add back recurring capital expenditures of properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that this measure is a useful supplemental measure of liquidity because it provides management and investors with an additional indication of our ability to incur and service debt and to fund dividends and other cash needs without the effect of the recurring capital expenditures that we expect to recover through the proceeds from the property dispositions.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude operating property acquisition costs, gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax, gain or loss on early extinguishment of debt, loss on interest rate derivatives and accounting charges for

Corporate Office Properties Trust
Definitions

original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend Coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net (loss) income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general and administrative expenses; we believe this measure is particularly useful in evaluating the

Corporate Office Properties Trust
Definitions

performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

Payout ratios based on: (1) Diluted FFO; (2) Diluted FFO, as adjusted for comparability; (3) Diluted AFFO; and (4) Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Same Office Property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Other Definitions

Acquisition costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Corporate Office Properties Trust
Definitions

Demand Drivers Categories — Demand opportunity created through:

•	Defense IT — current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

•	Government — existing and future relationship with various agencies of the government of the United States of America. Excludes Government tenancy included in Defense Information IT.

•	Market — projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

•	Research Park — specific research park relationship.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Retenanted Space — Space leased to a new tenant after being occupied by a previous tenant.

Same Office Properties — Operating office properties owned and 100% operational since January 1, 2011, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Properties — Properties occupied primarily by tenants in the United States Government and defense information technology sectors and data centers serving such sectors.

Under Construction — Properties on which vertical construction activities are underway.

Under Pre-Construction — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Under Redevelopment — Properties previously in operations on which activities to substantially renovate such properties are underway.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.